                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                IDEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
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     (4) Date filed:
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

--------------------------------------------------------------------------------

                                  [IDEX LOGO]

                                IDEX CORPORATION

                           NOTICE AND PROXY STATEMENT

                                      FOR

                        THE ANNUAL SHAREHOLDERS' MEETING

                                   TO BE HELD

                            TUESDAY, MARCH 26, 1996

                             YOUR VOTE IS IMPORTANT

       Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

                                IDEX CORPORATION
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       ---------------------------------

DEAR IDEX SHAREHOLDER:

      You are cordially invited to attend the Annual Meeting of the shareholders of IDEX Corporation which will be held on Tuesday, March 26, 1996, at Bank of America Illinois, Shareholders Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois 60697. The meeting will begin at 10:00 a.m.


      At the meeting, shareholders will (a) elect three directors for a term of three years, (b) vote on the 1996 Stock Plan for Officers of IDEX Corporation,
(c) vote on the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan, (d) vote on a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares, (e) vote on the recommendation of the Board of Directors that Deloitte & Touche LLP be appointed auditors of the Company for 1996, and (f) transact such other business as may properly come before the meeting.



      Enclosed is a Proxy Statement which provides information concerning the Company and the Board of Directors' nominees for election as directors and other matters to be voted upon. Also enclosed is a copy of the Company's Annual Report which describes the results of our operations during 1995 and provides other information about the Company which will be of interest.


      The Board of Directors fixed the close of business on February 12, 1996, as the record date for the determination of shareholders owning the Company's Common Stock, par value $.01 per share, entitled to notice of and to vote at the Annual Meeting.


      Enclosed is a proxy card which provides you with a convenient means of voting on the matters to be considered at the meeting whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it to the Company in the enclosed envelope as soon as conveniently possible. If you desire to vote to elect each of the Company's nominees as directors, for the 1996 Stock Plan for Officers of IDEX Corporation, for the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan, in favor of the proposed amendment to the Company's Restated Certificate of Incorporation, for the appointment of Deloitte & Touche LLP as auditors of the Company for 1996, and in the discretion of the proxy holders as to any other business which may properly come before the meeting, you need not mark your votes on the proxy card but need only sign and date it and return it to the Company.


      Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                           By order of the Board of Directors,

                                                   WAYNE P. SAYATOVIC
                                            Senior Vice President - Finance,
                                          Chief Financial Officer and Secretary

February 20, 1996
Northbrook, Illinois

                                IDEX CORPORATION
                                630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062

                      ------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 26, 1996
                      ------------------------------------


      The Annual Meeting of the shareholders of IDEX Corporation (the "Company" or "IDEX") will be held on Tuesday, March 26, 1996, at 10:00 a.m. at the Shareholders Room of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697. At the Annual Meeting, shareholders will (a) elect three directors for a term of three years, (b) vote on the 1996 Stock Plan for Officers of IDEX Corporation (the "1996 Plan"), (c) vote on the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan (the "Amended Directors Plan"), (d) vote on a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares, (e) vote on the recommendation of the Board of Directors that Deloitte & Touche LLP be appointed auditors of the Company for 1996, and (f) transact such other business as may properly come before the meeting.


      This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors and the other matters to be voted upon, as well as other information relevant to the Annual Meeting. The Company commenced distribution of this Proxy Statement and the materials which accompany it on February 20, 1996.

      The record of shareholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on February 12, 1996 (the "record date"), and each shareholder will be entitled to vote at the meeting any shares of IDEX Common Stock, par value $.01 per share ("Common Stock"), held of record at the record date.


      Each shareholder of record is requested to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed envelope. The proxy card lists each person nominated by the Board of Directors for election as director and provides spaces to vote on the 1996 Plan, the Amended Directors Plan, the amendment to the Company's Restated Certificate of Incorporation, and the appointment of outside auditors. Proxies duly executed and received at or prior to the meeting will be voted in accordance with shareholders' instructions. If no instructions are given, proxies will be voted to elect each of the Company's nominees as directors and in favor of the 1996 Plan, the Amended Directors Plan, the proposed amendment to the Company's Restated Certificate of Incorporation, and the appointment of Deloitte & Touche LLP as auditors of the Company and in the discretion of the proxy holders as to any other business which may properly come before the meeting.



      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. The Board of Directors currently consists of nine members, three of whom are Class I directors whose terms will expire at this year's Annual Meeting, three of whom are Class II directors whose terms will expire at the 1997 Annual Meeting and three of whom are Class III directors whose terms will expire at the 1998 Annual Meeting.

      The Company's Board of Directors has nominated three persons for election as Class I directors to serve for a three-year term expiring in 1999, upon the election and qualification of their successors. The three nominees of the Board of Directors are Donald N. Boyce, Richard E. Heath and Henry R. Kravis, each of whom is currently serving as a director of the Company.

      If for any reason any of the nominees for a Class I directorship is unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects all of the nominees to be available.

      The nominees and the directors whose terms of office continue after this year's Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required for election of the nominees.

       THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS


            VOTE FOR THE THREE NOMINEES IN CLASS I IDENTIFIED BELOW.


                           NOMINEES FOR DIRECTORSHIPS
CLASS I: NOMINEES FOR 3 YEAR TERM

DONALD N. BOYCE                                              Director since 1988
Chairman of the Board, President                                          Age 57
and Chief Executive Officer
IDEX Corporation

      Mr. Boyce was elected Chairman of the Board, President and Chief Executive Officer of IDEX on January 22, 1988, the date of the Company's acquisition of its six original operating subsidiaries from Houdaille Industries, Inc. ("Houdaille"). Previously, he served as Chairman of the Board, President and Chief Executive Officer of Houdaille. In total, Mr. Boyce has 26 years of experience with IDEX and Houdaille. Mr. Boyce is the Chairman of the Executive Committee and a member of the Pension and Retirement Committee.

RICHARD E. HEATH                                             Director since 1989
Senior Partner                                                            Age 65
Hodgson, Russ, Andrews, Woods & Goodyear

      Mr. Heath was appointed director of IDEX by the Board on April 19, 1989, effective June 9, 1989. Mr. Heath has been a senior partner of the law firm Hodgson, Russ, Andrews, Woods & Goodyear since prior to 1991.

HENRY R. KRAVIS                                              Director since 1988
General Partner                                                           Age 51
Kohlberg Kravis Roberts & Co.

      Mr. Kravis was elected director of IDEX on January 22, 1988. Mr. Kravis has been a general partner of the investment banking firm of Kohlberg Kravis Roberts & Co. ("KKR") since its organization in 1976 and is a general partner of KKR Associates. Mr. Kravis is a director of American Re Corporation, Auto Zone, Inc., Borden, Inc., Duracell International, Inc., Flagstar Companies, Inc., Flagstar Corporation, K-III Communications Corp., Owens-Illinois, Inc., Owens-Illinois Group, Inc., Safeway, Inc., The Stop & Shop Companies, Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc.

                           OTHER INCUMBENT DIRECTORS
                         -----------------------------

CLASS II: TERM EXPIRES IN 1997

WILLIAM H. LUERS                                             Director since 1989
President                                                                 Age 66

The Metropolitan Museum of Art


      Mr. Luers was appointed a director of IDEX by the Board on May 24, 1989, effective June 2, 1989. Mr. Luers has been President of The Metropolitan Museum of Art in New York, New York since prior to 1991. Formerly, he served as Ambassador to Czechoslovakia and Venezuela. Mr. Luers has written extensively for newspapers and magazines on the Soviet Union and Eastern Europe, on East/West relations and on Latin America. He serves on the boards of The Scudder New Europe Fund, Inc., The Scudder Global/International Funds, Inc., and Wickes Lumber Co. Mr. Luers is the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors.

GEORGE R. ROBERTS                                            Director since 1988
General Partner                                                           Age 52
Kohlberg Kravis Roberts & Co.

      Mr. Roberts was elected director of IDEX on January 22, 1988. He has been a general partner of KKR since its organization in 1976 and is a general partner of KKR Associates. Mr. Roberts is a director of American Re Corporation, Auto Zone, Inc., Borden, Inc., Duracell International, Inc., Flagstar Companies, Inc., Flagstar Corporation, Granum Communications, K-III Communications Corp., Owens-Illinois, Inc., Owens-Illinois Group, Inc., Safeway, Inc., The Stop & Shop Companies, Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc. Mr. Roberts and Mr. Kravis are first cousins.

MICHAEL T. TOKARZ                                            Director since 1987
General Partner                                                           Age 46
Kohlberg Kravis Roberts & Co.

      Mr. Tokarz has been a director of IDEX since its organization in September 1987. He has been a general partner of KKR and of KKR Associates since January 1993. From prior to 1991 to January 1993 he was an executive of KKR and a limited partner of KKR Associates. Mr. Tokarz is a director of Flagstar Companies, Inc., Flagstar Corporation, K-III Communications Corp., Safeway, Inc., and Walter Industries, Inc. Mr. Tokarz is a member of the Executive Committee of the Board of Directors.

CLASS III: TERM EXPIRES IN 1998

PAUL E. RAETHER                                              Director since 1988
General Partner                                                           Age 49
Kohlberg Kravis Roberts & Co.

      Mr. Raether was elected director of IDEX on January 22, 1988. Mr. Raether has been a general partner of KKR and of KKR Associates since prior to 1991. Mr. Raether is a director of Bruno's, Inc., Duracell International, Inc., Flagstar Companies, Inc., Flagstar Corporation, Fred Meyer, Inc., and The Stop & Shop Companies, Inc.

CLIFTON S. ROBBINS                                           Director since 1987
General Partner                                                           Age 37
Kohlberg Kravis Roberts & Co.

      Mr. Robbins has been a director of IDEX since its organization in September 1987. He has been a general partner of KKR and of KKR Associates since December 1994. From prior to 1991 to December 1994 he was an executive of KKR and a limited partner of KKR Associates. Mr. Robbins is a director of Borden, Inc., Flagstar Companies, Inc., Flagstar Corporation, and The Stop & Shop Companies, Inc. Mr. Robbins is a member of the Executive Committee of the Board of Directors.

NEIL A. SPRINGER                                             Director since 1990
Managing Director                                                         Age 57
Springer Souder & Associates, L.L.C.

      Mr. Springer was appointed director of IDEX by the Board on February 27, 1990. He has been Managing Director of Springer Souder & Associates, L.L.C. since June 1994. From September 1992 to June 1994 he was Senior Vice President of Slayton International, Inc. and from August 1991 to August 1992 he was President-Central Region of Alexander Proudfoot Company. Previously, he was the President and Chief Operating Officer of Navistar International Corp. Mr. Springer is a director of Century Companies of America, CUNA Mutual Insurance Group, Dorsey Trailer, Inc., and TNT Freightways Corporation. Mr. Springer is the chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

FUNCTIONS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. The Board of Directors held seven meetings during 1995.

      Important functions of the Board of Directors are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws, the Board as a whole appoints the members of each committee each year at its first meeting following the annual shareholders' meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee. There are four regularly constituted committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Pension and Retirement Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee.

      The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board of Directors, except that the Executive Committee may not fill vacancies on the Board, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees. During 1995, the Executive Committee held five meetings.

      The Audit Committee recommends to the Board of Directors the firm of independent public accountants to audit the Company's financial statements for each fiscal year; reviews with the independent auditors the general scope of this service; reviews the nature and extent of the non-audit services to be performed by the independent auditors; and consults with management on the activities of the Company's independent auditors and the Company's system of internal accounting controls. During 1995, the Audit Committee held two meetings.


      The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company and administers the Company's stock option plans. During 1995, the Compensation Committee held four meetings.


      The Pension and Retirement Committee makes recommendations to the Board of Directors with respect to the adoption or amendment of the Company's pension and retirement plans and reports to the Board with respect to the operation of such plans. During 1995, the Pension and Retirement Committee held three meetings.

      During 1995, each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board of which he was a member, except for Messrs. Heath, Kravis, Raether, Robbins and Roberts.

CERTAIN INTERESTS

      LEGAL FEES. Mr. Heath is a senior partner of the law firm of Hodgson, Russ, Andrews, Woods & Goodyear. Such firm is counsel to the Company on certain matters.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      In October 1995 P. Peter Merkel, Jr. was appointed to the position of Vice President--Group Executive. Mr. Merkel serves as President of Band-It-IDEX, Inc. and in addition, has responsibility for the Signfix and Vibratech business units. In November 1995 the Company appointed Clinton L. Kooman as Controller and Douglas C. Lennox as Treasurer. Previously, Mr. Kooman was Assistant Controller, Manufacturing Accounting for the Company and Mr. Lennox was Vice President-Controller of the Company's Lubriquip business unit.

DIRECTOR COMPENSATION

      Non-management directors of the Company receive an annual fee for their services of $30,000. Under the IDEX Corporation Stock Option Plan for Outside Directors (the "Plan") non-qualified stock options ("Options") are granted to directors of the Company who are not (i) full-time employees of the Company or its subsidiaries or (ii) partners or full-time employees of either KKR or KKR Associates (any such director being an "Outside Director") to purchase, in the aggregate, up to 225,000 shares of Common Stock. If any Option expires or is canceled without having been fully exercised, the shares covered thereby may be subject to the grant of new Options.

      In the year ended December 31, 1995, each of Messrs. Heath, Luers and Springer received an Option to purchase 3,000 shares of Common Stock. In addition, on January 1, 1996, Messrs. Heath, Luers and Springer each received an Option to purchase 3,000 shares of Common Stock and, on each January 1 hereafter, for so long as they continue to serve as directors of the Company and the Plan remains effective, will receive additional options for 3,000 shares of Common Stock. For so long as the Plan remains effective, any person who becomes an Outside Director will receive an Option to purchase 4,500 shares of Common Stock upon his or her appointment as director and will receive an additional Option for 3,000 shares of Common Stock on each January 1 thereafter. The per share purchase price is specified in each Option and is equal to the fair market value of a share of Common Stock on the date the Option is granted, as determined under the Plan. The per share purchase price under the Options granted to Messrs. Heath, Luers and Springer on January 1, 1995 and January 1, 1996 was $27.23 and $41.91, respectively. The per share closing market price of the Common Stock on January 1, 1995 and on January 1, 1996 was $28.17 and $40.75, respectively. The Option price is based on the average closing price per share of Common Stock on the New York Stock Exchange during the 30-day period immediately preceding the date the Option is granted. Upon exercise of any Option, the purchase price of Common Stock must be paid in full in cash or shares of Common Stock as provided in the Plan.

      No Option may be granted during any period of suspension of the Plan, and in no event may any Option be granted under the Plan after February 26, 2000.

SUMMARY COMPENSATION TABLE

      The total compensation paid to the Company's five highest paid executive officers for services rendered to the Company in 1995, 1994 and 1993 is summarized as follows:

                                                                                  LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION(1)       -----------------------------------
                                           ------------------------------                  SHARES
                                                                  OTHER     RESTRICTED   UNDERLYING   LONG-TERM
                                                                  ANNUAL      STOCK       OPTIONS     INCENTIVE      ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMP.(2)     AWARDS      GRANTED      PAYOUTS    COMPENSATION(3)
----------------------------------  ----   --------   --------   --------   ----------   ----------   ---------   ---------------
Donald N. Boyce...................  1995   $400,000   $480,000      $0          $0         27,900        $ 0          $ 3,372
  Chairman of the Board, President  1994    375,000    450,000       0           0         42,900          0            3,372
  and Chief Executive Officer       1993    360,000    364,300       0           0         55,800          0            2,698
Frank J. Hansen...................  1995    191,000    192,000       0           0         13,725          0            3,372
  Senior Vice                       1994    168,700    156,300       0           0         22,050          0            3,372
    President--Operations
  and Chief Operating Officer       1993    150,000    117,600       0           0         21,000          0            2,698
Wayne P. Sayatovic................  1995    180,000    167,400       0           0         11,250          0            3,372
  Senior Vice President--Finance,   1994    166,000    154,400       0           0         18,000          0            3,372
  Chief Financial Officer and       1993    159,000    124,700       0           0         22,500          0            2,698
    Secretary
Wade H. Roberts, Jr...............  1995    168,000    151,600       0           0          9,600          0            3,372
  Vice President--Group Executive   1994    155,200    123,400       0           0         15,300          0            3,372
  and President, Hale               1993    140,000    105,300       0           0         18,000          0            2,698
Mark W. Baker (4).................  1995    151,200    137,700       0           0          6,750          0            3,372
  Vice President--Group Executive   1994    128,300    111,000       0           0          8,100          0            3,372
  and President, Lubriquip

---------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) The value of perquisites provided to these individuals did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(3) Company matching contributions to Savings Plan individual accounts.

(4) Mr. Baker was appointed an executive officer of the Company in 1994.

OPTION GRANTS IN 1995


      The following table sets forth certain information with respect to options granted to the Company's five highest paid executive officers in 1995.


                                                                                                          POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                         VALUE AT ASSUMED ANNUAL
                                          ---------------------------------------------------------
                                          NUMBER OF                                                       RATES OF STOCK PRICE
                                           SHARES         % OF TOTAL                                    APPRECIATION FOR OPTION
                                          UNDERLYING    OPTIONS GRANTED                                           TERM
                                           OPTIONS       TO EMPLOYEES       EXERCISE     EXPIRATION     ------------------------
                  NAME                     GRANTED      IN FISCAL YEAR       PRICE          DATE           5%            10%
----------------------------------------  ---------     ---------------     --------     ----------     ---------    -----------
Donald N. Boyce.........................    27,900            13.0%          $30.13       04/25/05      $ 529,645    $ 1,344,922
Frank J. Hansen.........................    13,725             6.4            30.13       04/25/05        260,551        661,615
Wayne P. Sayatovic......................    11,250             5.2            30.13       04/25/05        213,567        542,307
Wade H. Roberts, Jr. ...................     9,600             4.5            30.13       04/25/05        182,243        462,769
Mark W. Baker...........................     6,750             3.1            30.13       04/25/05        128,140        325,384

OPTION EXERCISES AND YEAR-END VALUES

                                                                        NUMBER OF SHARES                VALUE OF UNEXERCISED,
                                                                     UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                      NUMBER OF                         OPTIONS AT FISCAL                 OPTIONS AT FISCAL
                                       SHARES                               YEAR END                         YEAR END(1)
                                     ACQUIRED ON      VALUE       -----------------------------     -----------------------------
               NAME                   EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------  -----------     --------     -----------     -------------     -----------     -------------
Donald N. Boyce....................       0             $0          171,401           95,700        $6,341,223       $ 1,575,069
Frank J. Hansen....................       0              0           18,713           43,965           458,707           698,576
Wayne P. Sayatovic.................       0              0           60,197           39,150         2,190,740           643,153
Wade H. Roberts, Jr. ..............       0              0           25,260           32,640           701,496           531,216
Mark W. Baker......................       0              0            4,500           17,550            88,496           266,107

---------------
(1) Calculated using closing stock price on December 31, 1995 of $40.75.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee (the "Committee") of the Board of Directors of IDEX Corporation reviews and approves base salary, annual management incentive compensation, and long-term incentive awards for all corporate officers and business unit presidents, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business.

      The Committee considers individual contributions, performance against strategic goals and directions, and industry-wide pay practices in determining the levels of base compensation for key executives. In addition, key executives participate in the annual Management Incentive Compensation Plan, described below, and they receive awards under the Company's long-term incentive plan which takes the form of stock option plans tied directly to the market value of the Company's stock.

      The Management Incentive Compensation Plan, in which key executives participate, provides for payment of annual bonuses based upon performance of the business units of the Company. Individual target bonus percentages are based on base salaries and levels of responsibility. Actual awards are set as a percentage of target based upon meeting certain quantitative performance criteria set each year in connection with the annual business planning process and rankings assigned to certain qualitative criteria measuring performance against long-term objectives. The quantitative and qualitative components of the plan each receive a 50% weighing in determining the total bonus. Actual payouts under the plan since IDEX was formed in 1988 have ranged from 70% of target to 170% of target. The Committee believes that this plan is properly leveraged relative to performance of the Company and its business units, and that the Company's performance has been excellent relative to its peer group. This performance differential is seen in the Company's operating profit margins, cash flow generation capabilities, disciplined acquisition program, and stock market performance, among other factors.

      The Committee believes that both the annual bonus plan and the long-term incentive plan align the interests of management with the shareholders and focus the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and the value of the Company's stock in the marketplace.

      Compensation of the Company's Chief Executive Officer, Donald N. Boyce, is set annually by the Compensation Committee based on Company performance, his performance, and prevailing market conditions, and is then approved by the Board of Directors. Mr. Boyce has a large personal stake in the Company through the ownership by himself, his wife, certain family trusts, and a family foundation of 340,941 shares of Common Stock of the Company. He also has options to acquire an additional 267,101 shares of Common Stock. With this sizeable ownership position, a very large percentage of Mr. Boyce's personal net worth is tied directly to IDEX's performance.

      Annual bonuses paid to Mr. Boyce are based on IDEX's performance and are made under the same Management Incentive Compensation Plan used for all other Company executives. Mr. Boyce's target level of bonus has been set at 80% of his base pay, and his actual bonus as a percent of target is generally set at the average percentage of target paid to the other plan participants at the various business units. For the year 1995, Mr. Boyce and the other senior executives at the corporate level received bonuses ranging from 144% to 162% of the target amount, which in Mr. Boyce's case was 150% of the target amount or 120% of his base pay. His actual bonuses are comparable to those earned by his peers for comparable performance.

      Section 162(m) of the Internal Revenue Code (the "Code") limits to $1 million in a taxable year the deduction publicly held companies may claim for compensation paid to executive officers, unless certain requirements are met. The Committee has reviewed this provision and has concluded that the Company is not impacted by Section 162(m) because compensation paid to any executive officer does not exceed $1 million. Accordingly, no changes to any of the current compensation plans are contemplated at this time.

                                              William H. Luers, Chairman
                                              Neil A. Springer


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



      Effective November 1995, the Compensation Committee is comprised of two non-employee directors: William H. Luers and Neil A. Springer. Prior thereto, the Committee was comprised of the following non-employee directors: Henry R. Kravis, Clifton S. Robbins, Neil A. Springer and Michael T. Tokarz. Messrs. Kravis, Robbins and Tokarz are general partners of KKR, which provides management, consulting and financial services to IDEX and its subsidiaries. The fees paid to KKR for such services rendered in 1995 totaled $300,000. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of IDEX and its subsidiaries, as needed from time to time.

COMMON STOCK PERFORMANCE


      The following table compares total shareholder returns over the last five fiscal years to the Standard & Poor's 500 Index and the Standard & Poor's Manufacturing-Diversified Industrials Index assuming the value of investment in IDEX Common Stock and each index was $100 on December 31, 1990. Total return values for IDEX Common Stock, the S&P 500 and S&P Manufacturing-Diversified Industrials were calculated on cumulative total return values assuming reinvestment of dividends. The five year total return for IDEX Common Stock exceeded the S&P 500 and the S&P Manufacturing-Diversified Industrials by 171% and 148%, respectively. The shareholder returns shown on the graph below are not necessarily indicative of future performance.


               TOTAL SHAREHOLDER RETURNS -- DIVIDENDS REINVESTED

      MEASUREMENT PERIOD                          S&P 500 IN-     MANU-DIVER-
    (FISCAL YEAR COVERED)          IDEX CORP          DEX        SIFIED INDLS
12/90                                   100.00          100.00          100.00
12/91                                   157.66          130.47          122.58
12/92                                   223.54          140.41          132.87
12/93                                   336.48          154.56          161.30
12/94                                   397.67          156.60          166.96
12/95                                   583.65          215.45          235.11

EXECUTIVE EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with Messrs. Boyce, Hansen and Sayatovic.

      Mr. Boyce is currently serving as Chairman of the Board, President and Chief Executive Officer of IDEX under an employment agreement, as amended, with IDEX which became effective upon the termination of his employment with Houdaille on August 31, 1988. Such agreement provided for an initial term which ended January 22, 1993 plus successive twelve-month periods thereafter. His annual base salary in 1996 is $420,000, subject to annual review and adjustment. If Mr. Boyce becomes disabled or dies during the period of his full time employment, he, his wife, if she survives him, or if she does not survive him, his estate, will receive his base salary as then in effect for a period of eighteen months commencing on the first day of the month immediately following the date of his disability or death, a full year's bonus at no less than his target amount and accrued vacation pay.

In addition, if Mr. Boyce becomes disabled and ceases to be employed by IDEX he shall be entitled to receive an eighteen month continuance of fringe benefits. If Mr. Boyce's employment is terminated or he resigns, he will receive continuing salary payments and fringe benefits for a period of twenty-four months. Such payments, which are in addition to any other death benefits, will continue to be paid to Mr. Boyce's wife, if she survives, or his estate, if he dies before the payments are complete. In addition, at such time as Mr. Boyce ceases to be employed by IDEX, he will receive a lump sum payment of $20,000 for each twelve month period or portion thereof that he has been employed by IDEX up to a maximum of $240,000.


      The employment agreements with Messrs. Hansen and Sayatovic became effective August 1, 1994 and March 1, 1988, respectively. Each provides for an initial three-year term plus successive twelve-month periods thereafter. The annual base salaries for 1996, subject to annual review and adjustment, are $200,000 for Mr. Hansen and $189,000 for Mr. Sayatovic. In the event of termination by the Company, the executive will be entitled to continuing salary payments and fringe benefits for twenty-four months. Such payments will continue to the executive's wife, if she survives, or his estate, if he dies before the payments are complete. In addition, the agreement provides that in the event the executive dies during his full-time employment, his wife, if she survives him, or if she does not, his estate, will be entitled to a death benefit equal to his base salary for a continuing period of nine months.


      When Mr. Boyce ceases to be employed by IDEX he will be entitled to receive a supplemental retirement benefit for three years (subject to an annual cost of living adjustment) equal to 40% of his maximum annual base salary in effect at any time during the term of his employment agreement, such payments to commence after all other salary continuation payments have been paid and to be reduced by the amount of the lump sum benefit described above. He will also be entitled to receive a supplement retirement benefit equal to 20% of his maximum annual base salary for the remainder of his life (subject to an annual cost of living adjustment) commencing upon completion of payment of the 40% benefit. The supplemental retirement benefit referred to in the two preceding sentences may, under certain circumstance on Mr. Boyce's death, be paid to his spouse in the form of an actuarially equivalent joint and 50% surviving spouse annuity. If payments under either or both of the supplemental retirement provisions commence prior to Mr. Boyce attaining age 59, the payments are to be actuarially adjusted such that the present value of such payments at that time is equivalent to the present value of such payments as if such payments commenced at age 59.

      The agreement between Mr. Boyce and IDEX provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for himself and his wife and dependents continuing for the longer of his life or his wife's life. The employment agreements with each of Messrs. Hansen and Sayatovic provide for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for him, his wife and dependents during the term of his employment with IDEX and for the longer of his life or his wife's life, if he remains employed by IDEX until his 59th birthday, if he becomes disabled while employed by IDEX, or if he is terminated at any time following an acquisition of IDEX, as defined in the employment agreement. Each executive's reimbursements for medical expenses will be reduced, until he attains age 55, to the extent reimbursement is available from other programs sponsored by subsequent employers, if any, should the executive be terminated prior to age 55 following an acquisition of IDEX.

      Bonuses provided for in the employment agreements will be calculated by the Board of Directors. However, Mr. Boyce's target bonus must equal at least 80% of his base salary as of the end of the fiscal period for which the bonus is calculated. Messrs. Hansen and Sayatovic each will receive a bonus of not less than his target amount for the entire year in the event his employment is terminated by the Company or by death or disability or following an acquisition of IDEX. Mr. Boyce will receive a bonus of not less than his target amount for the entire year during which his employment with IDEX ceases.

      Each employment agreement also provides for payment of the 20% golden parachute excise tax, increased for taxes due on the payment, in the event that the Internal Revenue Service determines any such taxes to be payable due to a change in control. Also, pursuant to the agreements, each executive will be entitled to receive a guarantee of his pension benefits under the IDEX Corporation Retirement Plan described below under "Pension and Retirement Plans," without regard to the limitations on the maximum benefits that may be paid under that plan under certain provisions of the Internal Revenue Code of 1986, as amended.

PENSION AND RETIREMENT PLANS


      Most salaried employees of IDEX, including the executive officers and certain hourly employees, are covered under the IDEX Corporation Retirement Plan (the "IDEX Plan"). IDEX and the other sponsoring subsidiaries are required to make an annual contribution to the IDEX Plan in such amounts as are actuarially required to fund the benefits of the participants. The IDEX Plan is an ongoing "career average" plan that provides a level of benefit times a participant's compensation for a year, with periodic updates to average compensation over a fixed five-year period. Under the IDEX Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1992 using the five-year average compensation of a participant through 1992 plus the benefit earned under the current formula for each year of employment after 1992. For each year of participation prior to 1993, a participant earns a benefit equal to 1.25% of the first $16,800 of such average compensation through 1992 and 1.65% of such compensation in excess of $16,800. Beginning with January 1, 1993, the benefit earned equals the sum of 1.6% of the first $16,800 of each year's total compensation plus 2.0% for such compensation in excess of $16,800 for each full year of service credited after 1992 under the IDEX Plan. As required by law, compensation counted for purposes of determining this benefit is limited to $235,840 through 1993, and $150,000 per year beginning in 1994. For all participants in the IDEX Plan, the normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of benefits are available.


      As of December 31, 1995, the total accrued monthly benefit under the IDEX Plan for Messrs. Boyce, Hansen, Sayatovic, Roberts and Baker was $2,438, $4,131, $2,910, $1,382 and $3,817, respectively. Assuming projected earnings in 1996 of $900,000, $392,000, $356,400, $326,600, and $296,100 for Messrs. Boyce, Hansen,
Sayatovic, Roberts and Baker, respectively, and that such earnings remain level until each person reaches age 65, the projected monthly benefit for Messrs. Boyce, Hansen, Sayatovic, Roberts and Baker under this Plan would be $4,251, $6,746, $6,617, $5,232, and $7,992, respectively, upon retirement at age 65.

      Pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), employees of the Company are entitled to retirement benefits to compensate for any reduction in benefits under the IDEX Plan arising from the maximum benefit limitations under Sections 401 and 415 of the Internal Revenue Code of 1986, as amended. Based on the above assumptions, the projected monthly benefit at age 65 for Messrs. Boyce, Hansen, Sayatovic, Roberts and Baker under the Company's SERP would be $20,447, $4,872, $5,802, $5,055 and $5,505, respectively.

                        APPROVAL OF THE 1996 STOCK PLAN
                        FOR OFFICERS OF IDEX CORPORATION


      The Board is submitting for shareholder approval the 1996 Stock Plan for Officers of IDEX Corporation (the "1996 Plan"). On January 23, 1996, the Board approved and adopted the 1996 Plan, subject to approval by the shareholders of the Company. The 1996 Plan is reprinted in full as Exhibit A hereto.



      The principal purposes of the 1996 Plan are to provide incentives for officers of the Company and its subsidiaries through the granting of options, and by permitting them to defer compensation into Common Stock-equivalent units ("Deferred Compensation Units") under one or more deferred compensation plans authorized by the Board of Directors, thereby stimulating an active personal interest in the Company's development and financial success, and inducing them to remain in the Company's employ.



      Under the 1996 Plan, the aggregate number of shares of Common Stock that may be issued upon the exercise of options and distributed pursuant to Deferred Compensation Units is 1,000,000 (of which no more than 400,000 shares may be issued pursuant to Deferred Compensation Units). On January 31, 1996, the closing price of a share of the Company's Common Stock on the New York Stock Exchange was $38.00.



      The shares of Common Stock available under the 1996 Plan upon exercise of stock options and distributions pursuant to Deferred Compensation Units may be either previously authorized and unissued shares or treasury shares. The 1996 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1996 Plan and to outstanding grants thereunder in the event of a stock split, stock dividend and certain other types of transactions, including restructurings.



      If any portion of an option terminates or lapses unexercised under the 1996 Plan, the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the 1996 Plan.


      The principal features of the 1996 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself.

ADMINISTRATION

      The 1996 Plan is administered by the Compensation Committee (referred to herein as the "Committee"), consisting of at least two members of the Board. The Committee is authorized to select from among the eligible officers the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the 1996 Plan, and may approve, disapprove or limit deferrals into Deferred Compensation Units. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Plan.

PAYMENT FOR SHARES


      The exercise price for all options and the tax required to be withheld pursuant to any such exercise may be paid in full in cash at the time of exercise or may, with the approval of the Committee, be paid in whole or in part in Common Stock owned by the optionee or issuable to the optionee upon exercise of an option and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased plus the tax required to be withheld, or pursuant to a recourse promissory note or a cashless exercise procedure. The Committee may also authorize a combination of the foregoing forms of consideration. Participants who ultimately receive one share of Common Stock for each Deferred Compensation Unit (subject to payment of applicable withholding taxes, which may be paid by a reduction in the amount of Common Stock delivered, with the consent of the Committee) will receive such shares in satisfaction of the Company's obligations with respect to all or a portion of the compensation deferred by the participant.


AWARDS UNDER THE 1996 PLAN

      The 1996 Plan provides that the Committee may grant stock options or approve, deny or limit the issuance of Deferred Compensation Units. Each grant of stock options will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.


      Stock Options. Nonqualified stock options ("NSOs") will provide for the right to purchase Common Stock at a specified price which must be greater than or equal to fair market value on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NSOs may be granted for any term up to ten years as specified by the Committee.


      Incentive stock options ("ISOs"), if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including the requirement that their exercise price be equal to at least 100% of fair market value of Common Stock on the grant date and that their term be no greater than ten years. Any ISO granted under the Plan may be subsequently modified by the Committee to disqualify it from treatment as an ISO.


      Deferred Compensation Units. An eligible officer may elect to defer compensation into an account (a "Deferred Compensation Units Account") maintained by the Company pursuant to one or more deferred compensation plans established by the Company, including a deferred compensation plan approved by the Board in January 1996, as of the date such compensation would otherwise be payable (the "Deferral Date"). Such Deferred Compensation Units Accounts will be unsecured general obligations of the Company. The deferred compensation credited to the Deferred Compensation Units Account will be converted into a number of Deferred Compensation Units as of the Deferral Date by dividing the deferred compensation by the fair market value of the Common Stock as of the Deferral Date. In addition, the value of dividends payable on shares of Common Stock will be credited to the Deferred Compensation Units Account and converted into Deferred Compensation Units based on the number of Deferred Compensation Units on the applicable dividend record date and the fair market value of Common Stock on the applicable dividend payment date. Shares of Common Stock equal to the number of the Deferred Compensation Units will be distributed in a lump sum, or in installments commencing, on the earliest of (i) the date elected by the officer in deferring such compensation, (ii) a termination of employment (excluding retirement), or (iii) the officer's death. Common Stock will generally be distributed in a lump sum in the event of certain changes in control of the Company. The Company will maintain records of the number of Deferred Compensation Units in the Deferred Compensation Units Account of each officer.


AMENDMENT AND TERMINATION


      Amendments of the 1996 Plan to increase the number of shares by more than 10% as to which options may be granted and which may be distributed pursuant to Deferred Compensation Units (except for adjustments resulting from stock splits and the like) require the approval of the Company's shareholders. In all other respects the 1996 Plan can be amended, modified, suspended or terminated by the Board, unless such action would otherwise require shareholder approval as a matter of applicable law, regulation or rule. Amendments of the 1996 Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the 1996

Plan, although no additional options may be granted or Deferred Compensation Units issued (other than those representing the value of dividends payable that are converted to Deferred Compensation Units) more than 10 years after the date the 1996 Plan is approved by the Company's shareholders.


ELIGIBILITY


      Options may be granted and Deferred Compensation Units issued under the 1996 Plan to individuals who are then officers of the Company or any of its present or future subsidiaries. Currently nine executive officers are eligible to participate in the 1996 Plan. The number of options granted and Deferred Compensation Units issued to any single officer in any year may not exceed 200,000 in the aggregate. In addition, if the aggregate fair market value (determined at the time of grant) of shares with respect to which an ISO is first exercisable by an optionee during any calendar year exceeds $100,000, such option shall be treated as an NSO, to the extent required by the Code. Non-officer employees of the Company and its subsidiaries will be eligible to participate in the 1996 Stock Option Plan for Non-Officer Key Employees which covers a maximum of 800,000 shares of Common Stock and which was adopted by the Board on January 23, 1996.


MISCELLANEOUS PROVISIONS


      In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of merger, reorganization, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the number and kind of shares covered by the 1996 Plan and by each outstanding option and Deferred Compensation Unit and the exercise price per share of options, shall be proportionately adjusted. In the event of a dissolution or liquidation of the Company, or a merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's voting stock, the Committee may provide that outstanding options shall terminate and the Committee may provide in the applicable option agreements that each optionee shall, immediately prior to such dissolution, liquidation, acquisition, merger or consolidation, be entitled to exercise all of his or her outstanding options. Distribution of Common Stock pursuant to Deferred Compensation Units in such events shall be as specified in the applicable deferred compensation plan.


      In consideration of the granting of a stock option, the officer must agree in the written agreement embodying such award to remain in the employ of, or to continue to be of service to, the Company or a subsidiary of the Company.


      The date on which options first become exercisable, and the date on which they expire, will be set forth in the individual agreements embodying the awards. Such agreements generally will provide that options may continue to be exercisable for a period of time following the grantee's termination, retirement, death or disability.



      Unless the Plan is so amended if and when permitted by Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and unless approved by the Committee, no option granted under the 1996 Plan may be assigned or transferred by the optionee, except by will or the laws of intestate succession, and an option may only be exercised by the holder thereof during the lifetime of such holder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES



      The federal income tax consequences of the 1996 Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 1996 Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.


      Nonqualified Stock Options. For federal income tax purposes, the recipient of NSOs granted under the 1996 Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

      Pursuant to the 1996 Plan, a participant may exercise NSOs through delivery of shares of Common Stock already held by such participant with the consent of the Committee. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares of Common Stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income).


      Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to such employee or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for the optionee for purposes of alternative minimum tax. Gain realized by an optionee upon the sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.


      As with NSOs, a participant who holds ISOs may exercise such ISOs through delivery of shares of Common Stock already held by such participant with the consent of the Committee. Although under further study, the Internal Revenue Service has taken the position that the tax consequences of exercising ISOs with shares of Common Stock must be analyzed separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as an ISO transaction). If a participant delivers shares of Common Stock acquired by exercise of ISOs, such participant will recognize compensation income on the transaction if the delivered Common Stock has not been held for the required one-year or two-year holding period.


      Deferred Compensation Units. The tax consequences of Deferred Compensation Units will depend upon the terms of the deferred compensation plan that permits officers to receive such Units. In general, assuming that any such deferred compensation plan and the deferrals thereunder meet applicable requirements of the Code, the recipient of such Units will not be required to pay federal income taxes with respect to amounts deferred, nor will the Company be entitled to a deduction, until distribution of such amounts. Upon distribution, the officer must recognize ordinary income equal to the fair market value of the Common Stock distributed, and the Company will be entitled to a deduction to such extent. Other deferral options under any such deferred compensation plans may have other tax consequences.


      Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. Any deferred compensation plan adopted by the Company may, but will not necessarily, require the further deferral of benefits to the extent the deduction for such benefits by the Company would be disallowed pursuant to Code Section 162(m). In that regard, it is unlikely under current law that all or a portion of the Deferred Compensation Units would be considered performance-based compensation.


REASONS FOR ADOPTION OF THE 1996 PLAN


      The 1996 Plan succeeds the Company's 1993 Non-Qualified Stock Option Plan for Officers (the "1993 Plan"). The 1993 Plan currently provides that 765,000 shares of Common Stock are authorized for issuance. As of January 31, 1996, 130,613 shares remained available for future awards under the 1993 Plan. Also on that date, unexercised options held by six officers covering 525,672 shares were outstanding under the 1993 Plan, of which 263,667 were exercisable. The Company anticipates that availability under the 1993 Plan will be substantially exhausted in March 1996. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's officers, thereby continuing to align the interests of such individuals with those of the shareholders, and that awards under the 1996 Plan are an effective means of providing such compensation. In addition, through Deferred Compensation Units, officers will have the opportunity to defer their own compensation into Common Stock-equivalent units that should further align their interests with those of shareholders, since distributions of such deferred compensation will be paid out in Common Stock and such officers will effectively have the risks and opportunities of stock ownership during the period between deferral and distribution.


REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS


      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the 1996 Plan.



      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1996 STOCK PLAN FOR OFFICERS OF IDEX CORPORATION.

               APPROVAL OF AMENDED AND RESTATED IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN


      IDEX Corporation adopted the IDEX Corporation Directors Deferred Compensation Plan effective as of January 1, 1993 (the "Original Directors Plan"). The Original Directors Plan permitted the directors to defer compensation into an Interest-Bearing Account. The deferred compensation credited to the Interest-Bearing Account was adjusted on a quarterly basis with hypothetical earnings for the quarter equal to rates on U.S. government securities with 10 year maturities plus 200 basis points as of December 1 of the calendar year preceding the quarter for which the earnings were credited, compounded at least annually.



      The Board is submitting for shareholder approval the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan (the "Amended Directors Plan"). On January 23, 1996, the Board approved and adopted the Amended Directors Plan, subject to approval by the shareholders of the Company. The Amended Directors Plan is reprinted in full as Exhibit B hereto.



      The Amended Directors Plan generally allows participants to defer compensation into either the Interest Bearing Account as previously permitted under the Original Directors Plan or Common Stock-equivalent units ("Deferred Compensation Units"). The principal features of the Amended Directors Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended Directors Plan itself.



      The terms of the Amended Directors Plan permit a non-employee director to defer his or her total fees for services as a director which would otherwise be payable by the Company. The Amended Directors Plan provides such non-employee directors with flexibility regarding the timing and form of payment of compensation to which they are already entitled. An eligible director may elect to defer his or her director's fees into the Interest-Bearing Account, as under the Original Directors Plan, or into a Deferred Compensation Units Account (together, the "Accounts") as of the date that such compensation would otherwise be payable (the "Deferral Date"). The Accounts are unsecured general obligations of the Company.


      The deferred compensation credited to the Deferred Compensation Units Account will be converted into a number of Deferred Compensation Units as of the Deferral Date by dividing the deferred compensation by the fair market value of the Company's Common Stock as of the Deferral Date. In addition, the value of dividends payable on shares of Common Stock will be credited to the Deferred Compensation Units Account and converted into Deferred Compensation Units based on the number of Deferred Compensation Units on the dividend record date and the fair market value of Common Stock on the dividend payment date. The Amended Directors Plan further provides that Deferred Compensation Units credited to a participant's account are subject to equitable adjustment in the case of reorganization, recapitalization, stock dividend or stock split.

PAYMENT OF BENEFITS

      A director may elect to receive distributions of cash from the Interest-Bearing Account or shares of Common Stock representing Deferred Compensation Units five or ten years following his or her deferral election and will receive such payment in any event after the date on which the participant ceases to be a director for any reason other than death. Except upon death, benefits under the Amended Directors Plan are payable to the participant in a single lump sum or distributable in shares of Common Stock equal to the number of Deferred Compensation Units (rounded down to the nearest whole Unit) or in five substantially equal annual cash payments or distributions of shares of Common Stock. In the event of a director's death, benefits under the Directors Plan are payable as soon as practicable to the participant's beneficiary in a single lump sum or distributable in shares of Common Stock equal to the number of Deferred Compensation Units. In the event of a change of control of the Company, benefits under the Amended Directors Plan will be paid in a single lump sum or distributed in shares of Common Stock equal to the number of Deferred Compensation Units to all participants upon (i) the closing of the transaction giving rise to such change of control if such transaction was approved in advance by a majority of the Board or (ii) immediately upon the occurrence of the event or transaction giving rise to such change of control if such event or transaction was not so approved. Any shares of stock so delivered will be previously authorized and unissued shares or treasury shares. A maximum of 50,000 shares of Common Stock will be available for issuance under the Amended Directors Plan.



ADMINISTRATION; AMENDMENT


      The Amended Directors Plan will be administered by the Company. The Amended Directors Plan may be amended or terminated by the Board at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


      The following is a brief summary of the principal federal income tax consequences of the Amended Directors Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local, foreign or other federal tax consequences.



      In general, assuming that the Amended Directors Plan and the deferrals meet applicable requirements of the Code (including a requirement that amounts deferred be unsecured general claims of the participants), amounts voluntarily deferred will not be taxable to the participant until a distribution is made to the participant or to his or her beneficiary. The Company will not be entitled to a deduction until distribution. Upon distribution, a participant will recognize ordinary income in an amount equal to the amount of cash received or the fair market value (as of the distribution date) of the shares of Common Stock distributed and the Company will be entitled to a deduction to such extent.


REASONS FOR ADOPTION; REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS


      The Company believes the availability of the Deferred Compensation Units election under the Amended Directors Plan will increase stock ownership of directors and further align the directors' interests with those of the shareholders.



      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the Amended Directors Plan.



      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED IDEX CORPORATION DIRECTORS DEFERRED COMPENSATION PLAN.

                             PRINCIPAL SHAREHOLDERS


      The following table furnishes information, as of December 31, 1995, with respect to the shares of Common Stock beneficially owned by (i) all directors,
(ii) the officers named in the Summary Compensation Table, (iii) all directors and officers of IDEX as a group, and (iv) any person owning beneficially more than five percent of the outstanding shares of Common Stock of the Company. Except as indicated by the notes to the following table the holders listed below have sole voting power and investment power over the shares beneficially held by them. An (*) indicates ownership of less than 1 percent of the outstanding Common Stock.



                                          NUMBER OF
                                            SHARES
        NAME AND ADDRESS OF              BENEFICIALLY
         BENEFICIAL OWNER                   OWNED           PERCENT OF CLASS
-----------------------------------    ----------------     ----------------
KKR Associates(1)                          5,835,729              29.9
9 West 57th Street
New York, NY 10018
  Henry R. Kravis
  Paul E. Raether
  George R. Roberts
  Clifton S. Robbins
  Michael T. Tokarz
Mario J. Gabelli(2)                        2,298,740              12.0
GAMCO Investors, Inc.
Gabelli Funds, Inc.
655 Third Avenue
New York, NY 10017
Fidelity Investments(3)                    1,620,650               8.3
82 Devonshire Street
Boston, MA 02109
Donald N. Boyce(4)                           512,342               2.6
Richard E. Heath(5)(6)                        17,640                 *
William H. Luers(6)                           13,800                 *
Clifton S. Robbins(1)                         22,500                 *
Neil A. Springer(6)                           13,500                 *
Michael T. Tokarz(1)                          30,000                 *
Mark W. Baker(7)                             127,866                 *
Frank J. Hansen(7)                            28,497                 *
Wade H. Roberts, Jr.(7)                       25,667                 *
Wayne P. Sayatovic(8)                        238,772               1.2
All directors and executive                1,207,771               6.2
  officers as a group (17 persons
excluding shares owned by KKR
Associates)(1)(9)


---------------
(1) Shares of Common Stock shown as owned by KKR Associates are owned of record by two partnerships, of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power. KKR Associates is a limited partnership of which Messrs. Kravis, Roberts, Raether, Robbins and Tokarz (each of whom is a director of the Company) and Messrs. Edward Gilhuly, Perry Golkin, Robert I. MacDonnell, Michael W. Michelson, Saul A. Fox and James H. Greene, Jr. are general partners. Such persons may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. All of the foregoing persons disclaim beneficial ownership of any shares of the Company listed above as beneficially owned by KKR Associates.


(2) IDEX has received a Schedule 13F and amendments thereto filed by Mario J. Gabelli, GAMCO Investors, Inc. ("GAMCO") and Gabelli Funds, Inc. ("Gabelli Funds"), with respect to Common Stock owned by GAMCO, Gabelli Fund and certain other entities which Mr. Gabelli directly or indirectly controls and for which he acts as chief investment officer. IDEX has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13F.


(3) IDEX has received a Schedule 13G and amendments thereto from Fidelity Investments with respect to Common Stock owned by certain portfolios for which Fidelity Investments is an investment advisor on a discretionary basis. IDEX has not attempted to verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(4) Includes: 237,000 shares owned by Mr. Boyce's wife as to which Mrs. Boyce has sole investment power and as to which Mr. Boyce has sole voting power over 234,000 of such shares; 30,000 shares held in separate trusts as to which Mrs. Boyce is the trustee for the benefit of Mr. and Mrs. Boyce's children; 36,000 shares held by The Boyce Family Foundation; and 171,401 shares which are eligible for exercise under the 1993 Plan.


(5) Includes 3,300 shares which are owned by various family trusts as to which Mr. Heath is a co-trustee of each trust; and 540 shares which are owned by Mr. Heath's wife.



(6) Includes for each of Messrs. Heath, Luers and Springer 13,500 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors.


(7) Of such shares, 4,500, 18,713 and 25,260 are shares under option which are eligible for exercise under the Company's Stock Option Plan for Non-Officer Key Employees and the 1993 Plan, for Messrs. Baker, Hansen and Roberts, respectively.

(8) Includes: 31,500 shares which are owned directly by Mr. Sayatovic's wife; 4,500 shares which are owned by Mrs. Sayatovic as custodian for their children; and 60,197 shares which are eligible for exercise under the 1993 Plan.


(9) Includes 40,500 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors, 263,668 shares under option which are eligible for exercise under the 1993 Plan, and 213,978 shares under option which are eligible for exercise under the Company's Stock Option Plan for Non-Officer Key Employees.

                      INCREASE IN AUTHORIZED COMMON STOCK


      The Restated Certificate of Incorporation of the Company presently authorizes the issuance of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of February 12, 1996, 19,136,393 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. In addition, as of that date the Company had reserved 1,736,639 shares of Common Stock for issuance under its various stock option plans.



      On January 23, 1996, the Board of Directors of the Company authorized an amendment to the first paragraph of Article IV of the Restated Certificate of Incorporation to increase the total authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares, subject to shareholder approval. The text of the first paragraph of Article IV as so amended is set forth below:


             The total number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and 75,000,000 shares of common stock, par value $.01 per share (the "Common Stock").


      The increase in authorized shares of Common Stock is recommended by the Board of Directors in order to provide the Company with increased flexibility for the future growth of the Company and in obtaining financing for its activities. Except with respect to the Company's stock and deferred compensation plans with respect to Common Stock, there are at present no plans, arrangements, negotiations, or commitments which will result in the issuance of additional shares of the Company's Common Stock or Preferred Stock. However, these shares will be available for issuance from time to time by action of the Board of Directors to such persons and for such consideration as the Board may determine to be in the best interests of the Company. Such issuance may not require further shareholder approval. Holders of Common Stock have no preemptive rights.


      The issuance of additional shares of Common or Preferred Stock, under certain circumstances, may have anti-takeover effects and may have the effect of discouraging unilateral attempts by third parties to obtain control of the Company. For example, such issuance may create voting impediments to the approval of mergers or other similar transactions involving the Company, may dilute the voting power of the person seeking to acquire control or may create other impediments to the consummation of a business combination. The Board of Directors has no present intention to issue Common Stock or Preferred Stock for such purposes.

      The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is required to approve this amendment to the Company's Restated Certificate of Incorporation.


      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS AMENDMENT.


                            RATIFICATION OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has recommended the selection of Deloitte & Touche LLP as the Company's independent auditors for 1996.

      Representatives of Deloitte & Touche LLP will attend the Annual Meeting of shareholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.


                              GENERAL INFORMATION

OUTSTANDING STOCK


      An aggregate of 19,136,393 shares of the Company's Common Stock was outstanding at the close of business on February 12, 1996. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.


REVOCABILITY OF PROXIES

      Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or in open meeting.

SOLICITATION COSTS

      The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and facsimile transmission. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co. to assist in proxy solicitation and collection, for an anticipated fee of $5,000 plus out-of-pocket expenses.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1997 ANNUAL MEETING


      A shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 27, 1996. The Company requests that all such proposals be addressed to Wayne P. Sayatovic, Senior Vice President-Finance, Chief Financial Officer and Secretary, IDEX Corporation, 630 Dundee Road, Northbrook, Illinois 60062, and mailed by certified mail, return receipt requested. In addition, the Company's By-Laws require that notice of shareholder nominations for directors and related information be received by the Secretary of the Company not later than 60 days before the anniversary of the 1996 Annual Meeting, which, for the 1997 Annual Meeting, will be January 26, 1997.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the year ended December 31, 1995 all filing requirements applicable to its officers, directors and greater-than-10% shareholders were complied with.


REPORTS TO SHAREHOLDERS

      The Company has mailed this Proxy Statement and a copy of its 1995 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 1995 Annual Report are the Company's financial statements for the year ended December 31, 1995.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO WAYNE P. SAYATOVIC, SENIOR VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY, IDEX CORPORATION, 630 DUNDEE ROAD, NORTHBROOK, ILLINOIS 60062.

Northbrook, Illinois
February 20, 1996

                                                                       EXHIBIT A

                                1996 STOCK PLAN
                        FOR OFFICERS OF IDEX CORPORATION

      IDEX CORPORATION, a corporation organized under the laws of the State of Delaware, hereby adopts this 1996 Stock Plan for Officers of IDEX Corporation. The purposes of this Plan are as follows:

      (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its Officers who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

      (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options and/or deferred compensation awards (pursuant to this Plan and any Deferred Compensation Plans that permit deferrals into accounts payable in Common Stock).

                                   ARTICLE I

                                  DEFINITIONS

      Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular shall include the plural, where the context so indicates.

SECTION 1.1 -- BOARD

      "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 -- CODE

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 -- COMMITTEE

      "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 7.1.

SECTION 1.4 -- COMMON STOCK

      "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

SECTION 1.5 -- COMPANY

      "Company" shall mean IDEX Corporation.

SECTION 1.6 -- DEFERRAL DATE

      "Deferral Date" shall mean, in connection with any Deferred Compensation Unit, the date on which any deferred compensation with respect thereto would have been paid if no deferral election had been made.

SECTION 1.7 -- DEFERRED COMPENSATION PLANS

      "Deferred Compensation Plans" shall mean any deferred compensation plan adopted by the Company or any Parent Corporation or any Subsidiary that permits deferrals into accounts payable in Common Stock upon distribution thereof and in which any Officer is eligible to participate.

SECTION 1.8 -- DEFERRED COMPENSATION UNITS

      "Deferred Compensation Units" shall mean the right of a Grantee to receive distributions of deferred compensation pursuant to any Deferred Compensation Plan in the form of Common Stock, determined in accordance with the terms of such Deferred Compensation Plan and Article VI of this Plan and based on the Fair Market Value on the Deferral Date.

SECTION 1.9 -- DIRECTOR

      "Director" shall mean a member of the Board.

SECTION 1.10 -- DIVIDEND EQUIVALENTS


      "Dividend Equivalents" shall mean Deferred Compensation Units equal to
(i)(a) the cash dividend paid on one share of Common Stock, multiplied by (b) the number of Deferred Compensation Units credited to the account of any Grantee as of each applicable dividend record date, divided by (ii) the Fair Market Value on the related dividend payment date.


SECTION 1.11 -- EMPLOYEE

      "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

SECTION 1.12 -- EXCHANGE ACT

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.13 -- FAIR MARKET VALUE

      "Fair Market Value" shall mean the fair market value of a share of the Common Stock as of a given date measured as (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 1.14 -- GRANTEE

      "Grantee" shall mean an Officer to whom Deferred Compensation Units are awarded pursuant to this Plan.

SECTION 1.15 -- INCENTIVE STOCK OPTION

      "Incentive Stock Option" shall mean an Option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.16 -- NON-QUALIFIED OPTION

      "Non-Qualified Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

SECTION 1.17 -- OFFICER

      "Officer" shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.18 -- OPTION

      "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Option or an Incentive Stock Option.

SECTION 1.19 -- OPTIONEE

      "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

SECTION 1.20 -- PARENT CORPORATION

      "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.21 -- PLAN

      "Plan" shall mean this 1996 Stock Plan for Officers of IDEX Corporation.

SECTION 1.22 -- RULE 16B-3

      "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.23 -- SECRETARY

      "Secretary" shall mean the Secretary of the Company.

SECTION 1.24 -- SECURITIES ACT

      "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.25 -- SUBSIDIARY

      "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.26 -- TERMINATION OF EMPLOYMENT

      "Termination of Employment" shall mean (unless otherwise specified in any applicable Deferred Compensation Plan) the time (which in the absence of any other determination by the Committee, shall be deemed to be the last day actually worked by the Optionee or Grantee) when the employee-employer relationship between the Optionee or Grantee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                               GENERAL CONDITIONS

SECTION 2.1 -- SHARES SUBJECT TO PLAN


      The shares of stock subject to Options and awards of Deferred Compensation Units shall be shares of the Common Stock. The aggregate number of such shares which may be issued upon exercise of Options and distributed pursuant to Deferred Compensation Units under the Plan shall not exceed 1,000,000 shares (of which no more than 400,000 shares may be issued pursuant to Deferred Compensation Units). Furthermore, the maximum number of shares of Common Stock which may be subject to Options granted or Deferred Compensation Units issued under the Plan to any individual in any calendar year shall not exceed 200,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. The shares of Common Stock issuable upon exercise of such Options or upon distributions with respect to any such Deferred Compensation Units may be either previously authorized and unissued shares or treasury shares.

SECTION 2.2 -- UNEXERCISED OPTIONS AND UNDISTRIBUTED SHARES

      If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be either optioned or awarded hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 -- CHANGES IN COMPANY'S SHARES

      In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted or which are distributable pursuant to Deferred Compensation Units, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options and distributed with respect to Deferred Compensation Units hereunder; provided, however, that in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. In the event of an adjustment contemplated by this Section 2.3 in any outstanding Options or Deferred Compensation Units, the Committee shall make an appropriate and equitable adjustment to the end that after such event the Optionee's or Grantee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in any outstanding Options or Deferred Compensation Units shall be made without change in the total price applicable to the Option or the unexercised portion of the Option or the aggregate value of undistributed Common Stock with respect to any Deferred Compensation Units (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon Fair Market Value, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price or the number of shares of Common Stock distributable pursuant to Deferred Compensation Units to reflect such diminution. Any such adjustment made by the Committee shall be final and binding upon all Optionees, Grantees, the Company and all other interested persons.

      Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all Options and Deferred Compensation Units under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

SECTION 2.4 -- CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

      The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or upon distribution pursuant to any Deferred Compensation Units, or portion thereof, prior to fulfillment of all of the following conditions:

             (a) The admission of such shares to listing on all stock exchanges on which the Common Stock is then listed; and

             (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

             (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

             (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option or upon distribution pursuant to the Deferred Compensation Units; and

             (e) The lapse of such reasonable period of time following the exercise of the Option or the distribution pursuant to the Deferred Compensation Units as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 2.5 -- MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

      Notwithstanding the provisions of Section 2.3, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another entity, person or group of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company (collectively, "Control Events"); and if the Committee so provides, it may, in its absolute discretion, on such terms and conditions as it deems appropriate, also provide, either by the terms of any Option or by a resolution adopted prior to the occurrence of such Control Event, that, for some period of time beginning prior to and ending as of (and including) the time of such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in
Section 4.3(a), Section 4.3(b) or any installment provisions of any Option. The treatment of Deferred Compensation Units and the shares distributable with respect to such Units upon the occurence of any Control Event shall be governed by the applicable Deferred Compensation Plan.

SECTION 2.6 -- RIGHTS AS SHAREHOLDERS


      The holders of Options and Deferred Compensation Units shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option or distributable pursuant to a Deferred Compensation Unit unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 2.7 -- TRANSFER RESTRICTIONS

      Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option or distribution pursuant to Deferred Compensation Units as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement or award of Deferred Compensation Units and may be referred to on the certificates evidencing such shares. The Committee may require an Officer to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Officer or (ii) one year after the transfer of such shares to such Officer. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

SECTION 2.8 -- NO RIGHT TO CONTINUED EMPLOYMENT


      Nothing in this Plan or in any Stock Option Agreement or Deferred Compensation Plan shall confer upon any Optionee or Grantee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee or Grantee at any time for any reason whatsoever, with or without cause.


SECTION 2.9 -- CERTAIN TIMING REQUIREMENTS

      Unless otherwise determined by the Committee based upon Rule 16b-3 as it may then be in effect, (i) shares of the Common Stock issuable to an Optionee upon exercise of an Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (A) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (B) pursuant to an irrevocable written election by such Optionee to use shares of the Common Stock issuable to such Optionee upon exercise of such Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such Option price or withholding taxes, and (ii) an election by a Grantee to be awarded Deferred Compensation Units shall be an irrevocable written election made at least six months prior to the Deferral Date with respect to the compensation to be deferred.

                                  ARTICLE III

                              GRANTING OF OPTIONS

SECTION 3.1 -- ELIGIBILITY

      Any Officer of the Company shall be eligible to be granted Options under the Plan, as provided in Section 3.3.

SECTION 3.2 -- QUALIFICATION OF INCENTIVE STOCK OPTIONS

      No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Without limitation of the foregoing, no person shall be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3 -- GRANTING OF OPTIONS

             (a) The Committee shall from time to time, in its absolute discretion:

                  (i) Determine and select from among the Officers (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

                  (ii) Determine the number of shares to be subject to such Options granted to such selected Officers; and

                  (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                  (iv) Determine the terms and conditions of such Options, consistent with the Plan.

             (b) Upon the selection of an Officer to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Officer that the Officer surrender for cancellation some or all of the unexercised Options which have been previously granted to such Officer. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 -- OPTION AGREEMENT

      Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, not inconsistent with the Plan. Stock Option Agreements evidencing Incentive Stock

Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

SECTION 4.2 -- OPTION PRICE

      The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall not be less than 100% of the Fair Market Value as of the date such Option is granted.

SECTION 4.3 -- COMMENCEMENT OF EXERCISABILITY

             (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

             (b) Subject to the provisions of Sections 4.3(a), 4.3(c) and 8.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c) and 8.3, accelerate the time at which such Option or any portion thereof may be exercised.

             (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable unless the Committee otherwise provides.

             (d) To the extent that the aggregate Fair Market Value with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Parent Corporation or any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.3(d), the Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

SECTION 4.4 -- EXPIRATION OF OPTIONS

             (a) No Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten years from the date the Option was granted.

             (b) Subject to the provisions of Sections 4.4(a) and 4.4(c), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable.

             (c) The term of any Incentive Stock Option shall not be more than five years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent Corporation or any Subsidiary.

SECTION 4.5 -- CONSIDERATION

      In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

SECTION 5.1 -- PERSON ELIGIBLE TO EXERCISE


      During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by such Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. To the extent Rule 16b-3 as then in effect permits exercises of Options other than as provided in Section 5.1, the Committee may by resolution amend this Section 5.1 or the terms of any outstanding Option to reflect such other exercise limitation requirements, in the Committee's discretion.


SECTION 5.2 -- PARTIAL EXERCISE

      At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 -- MANNER OF EXERCISE

      An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:


             (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and



             (b) Full payment (in cash or by check) for the shares with respect to which such Option or portion thereof is exercised, including payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option. However, in the discretion of the Committee, payment may be made, in whole or in part, through (i) the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to that portion of the aggregate exercise price of the Option or exercised portion thereof plus the amount of the applicable withholding tax for which such payment is permitted by the Committee; (ii) subject to the timing requirements of

      Section 2.9, the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to that portion of the aggregate exercise price of the Option or exercised portion thereof, plus the amount of the applicable withholding tax, for which such payment is permitted by the Committee;
      (iii) the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (iv) to the extent permitted by law (including then-existing interpretations of Rule 16b-3), a "cashless exercise procedure" satisfactory to the Committee which permits the Optionee to deliver an exercise notice to a broker-dealer, who then sells Option shares, delivers the exercise price and withholding taxes to the Company and delivers the excess funds less commission and withholding taxes to the Optionee, or (v) any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv). In the case of a promissory note, the Committee may also prescribe the form of such note and the security (if any) to be given for such note. Notwithstanding the foregoing, the Option may not be exercised by delivery of a promissory note or by a loan from the Company where such loan or other extension of credit is prohibited by law.



             (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and



             (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.


                                   ARTICLE VI


                          DEFERRED COMPENSATION UNITS


SECTION 6.1 -- GRANTING OF DEFERRED COMPENSATION UNITS


      To the extent elected by any Grantee and permitted by any Deferred Compensation Plan, the Committee may award Deferred Compensation Units to any Grantee in lieu of all or any portion of the compensation deferred by the Grantee, including without limitation, salary and bonuses, that would otherwise be payable to such Grantee in cash. Deferred Compensation Units may be awarded, in the discretion of the Committee, either (i) with respect to any deferral by any Grantee who so elects, or (ii) with respect to all or a specified maximum portion of the amount of compensation deferred or to be deferred under any Deferred Compensation Plan for any fiscal year or longer period by any Grantee or group of Grantees who may deliver one or more irrevocable written elections to the Company, subject to the timing requirements of Section 2.9, to receive Common Stock in lieu of all or such portion of such cash compensation as shall be specified in such election.

SECTION 6.2 -- EFFECT OF GRANTS

      The number of shares of Common Stock distributable pursuant to each Deferred Compensation Unit shall be charged against the maximum number of shares of Common Stock that may be issued under this Plan at any time. The number of shares of Common Stock to be distributed to a Grantee at such time as such distribution is to be made consistent with the terms of the applicable Deferred Compensation Plan and such deferral, and to be charged against the number of shares issuable under this Plan at any time, shall equal the number of Deferred Compensation Units credited to the account of such Grantee, subject to Section 2.1.

SECTION 6.3 -- ACCOUNTING; FRACTIONAL UNITS

             (a) The number of Deferred Compensation Units credited to the account of any Grantee shall be rounded to the nearest one-thousandth of a Unit. The account to which Deferred Compensation Units are credited shall be an unsecured general obligation of the Company. The Company will maintain records of the number of Deferred Compensation Units for the account of each officer, in part, to prevent an issuance of shares of Common Stock in excess of the authorized shares.

             (b) Notwithstanding paragraph (a) above, upon distribution of any Common Stock represented by Deferred Compensation Units, the number of shares shall be rounded downward to the nearest whole share and no fractional shares shall be issued. Fractional Units remaining after the final distribution to any Grantee shall be cancelled without obligation to the Grantee.

             (c) The number of Deferred Compensation Units awarded to each Grantee, together with any conditions applicable thereto pursuant to this Plan, shall be specified in writing to each Grantee by the Company after each Deferral Date.

                                  ARTICLE VII

                                 ADMINISTRATION

SECTION 7.1 -- COMPENSATION COMMITTEE

      The Compensation Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, each of whom is a "disinterested person" as defined by Rule 16b-3 to the extent required thereby. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time. Vacancies in the Committee shall be filled by the Board.

SECTION 7.2 -- DUTIES AND POWERS OF COMMITTEE

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options and the Deferred Compensation Plans pursuant to which Deferred Compensation Units are granted and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or

Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

SECTION 7.3 -- MAJORITY RULE

      The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 7.4 -- COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

      Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options or Deferred Compensation Units, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VIII

                                OTHER PROVISIONS

SECTION 8.1 -- OPTIONS AND UNITS NOT TRANSFERABLE


      No Option, Deferred Compensation Unit or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee, Grantee or their respective successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.1 shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent Rule 16b-3 as then in effect permits transfers of Options or Units other than as provided in this Section 8.1, the Committee may by resolution amend this Section 8.1 and the terms of outstanding Options or awards of Deferred Compensation Units to reflect such other transfer limitation requirements, in the Committee's discretion.


SECTION 8.2 -- AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

      The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, unless otherwise determined by the Board and permitted by Rule 16b-3 as then in effect, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.3, increase by more than 10% any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options or distributed pursuant to Deferred Compensation Units, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of
Section 4.2(a) or extend the limit imposed in this Section 8.2 on the period during which Options may be granted or amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3 or the Code. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of an Option or Deferred Compensation Unit, impair any rights or obligations under any Option or Deferred Compensation Unit theretofore granted. No Option or Deferred Compensation Unit (except Dividend Equivalents) may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option or Deferred Compensation Unit (except Dividend Equivalents) be granted under this Plan after the first to occur of the following events:


             (a) The expiration of ten years from the date the Plan is adopted by the Board; or

             (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 8.3.

SECTION 8.3 -- APPROVAL OF PLAN BY SHAREHOLDERS

      This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options and Deferred Compensation Units may be granted prior to such shareholder approval; provided, however, that such Options or Deferred Compensation Units shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options and Deferred Compensation Units previously granted under the Plan shall thereupon be cancelled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 8.4 -- EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS


      The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.


SECTION 8.5 -- TITLES

      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 8.6 -- CONFORMITY TO SECURITIES LAWS AND OTHER STATUTORY REQUIREMENTS


      The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code and any and all regulations and rules promulgated by the Securities and Exchange Commission and Internal Revenue Service thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options and Deferred Compensation Units shall be granted and may be exercised or distributed, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, Options and Deferred Compensation

Units granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limitation of the foregoing and notwithstanding any other provision of this Plan, any Option or Deferred Compensation Units granted to an Officer who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 8.7 -- GOVERNING LAW

      This Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois law).

                                                                       EXHIBIT B

                     AMENDED AND RESTATED IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                    BACKGROUND, PURPOSE, AND EFFECTIVE DATE


      IDEX Corporation, a Delaware corporation (the "Corporation"), by resolution of its Board of Directors, adopted the IDEX Corporation Directors Deferred Compensation Plan (the "Plan"), effective as of January 1, 1993, for the benefit of the non-employee members of its Board of Directors (the "Directors").


      In order to make certain changes to the Plan, this Amended and Restated IDEX Corporation Directors Deferred Compensation Plan has been adopted by a resolution of the Board of Directors of IDEX Corporation, effective as provided below (the "Amended Plan").

SECTION 1.1 -- BACKGROUND AND PURPOSE OF THE PLAN


      The Corporation wishes to provide members of its Board of Directors who are not employees of the Corporation with the opportunity to defer payment of all of the compensation they receive in a particular year or years for serving as Directors.


SECTION 1.2 -- EFFECTIVE DATE AND TERM


      The Plan shall become effective as of January 1, 1997, and shall continue until such time as it is terminated by resolution of the Board of Directors in accordance with Article V. The Plan as in effect prior to the date of approval of the Amended Plan by the shareholders of the Corporation shall remain in effect through December 31, 1996.


SECTION 1.3 -- SHARES SUBJECT TO PLAN


      The shares of stock subject to Deferred Compensation Units shall be shares of the Corporation's Common Stock. The aggregate number of such shares which may be distributed pursuant to Deferred Compensation Units under the Amended Plan shall not exceed 50,000 shares.


                                   ARTICLE II

                                 CONTRIBUTIONS

SECTION 2.1 -- DEFERRED COMPENSATION

      With respect to each quarter, beginning with the first quarter of 1997 and continuing during the period in which this Plan remains in effect, the Corporation shall credit with all of the amount of future compensation as such Director has elected in writing to defer under the Amended Plan (pursuant to the form attached hereto and incorporated herein by this reference) and carried in the accounts provided for in Section 3.1 (the "Deferred Amounts"). An election to defer shall be made prior to the calendar year for which the compensation so deferred is earned, and shall be irrevocable with respect to the calendar year to which it applies and shall remain in effect for future calendar years unless a new election is made by such Director effective with respect to a calendar year and delivered to the Corporation by the December 31 preceding such calendar year; provided, however, that, to the extent necessary for such election or new election and related deferrals to qualify for the exemption specified by Rule 16b-3 under the Securities Exchange Act of 1934 as then in effect ("Rule 16b-3"), no such election or new election may be made less than six months (or such other period as Rule 16b-3 may specify) prior to the first date on which such deferred compensation would have been paid if no deferral election were made, and such election or new election shall otherwise comply with any applicable requirements for exemption under Rule 16b-3. The crediting of the Deferred Amounts under this Amended Plan shall be made on the first day of the quarter after the amounts are earned, or such other date on which such amounts would otherwise have been paid to the Director. Any amounts credited to the Deferred Compensation Account under the Plan prior to January 1, 1997 (the "Prior Deferred Amounts") shall be credited to the Interest-Bearing Account as set forth in Section 3.1.

                                  ARTICLE III

                            ACCOUNTS AND INVESTMENT

SECTION 3.1 -- THE DEFERRED AMOUNTS

      The Corporation shall establish on its books the necessary accounts to accurately reflect the Corporation's liability to each Director who has deferred compensation under the Amended Plan. To each account shall be credited, as applicable, Deferred Amounts and Dividend Equivalents (as defined below) on the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and interest. The Corporation shall maintain separate subaccounts for each annual compensation deferral election in order to accurately reflect the Benefits (as defined in Section 4.1) distributable in a particular distribution year. Payments to the Director under the Amended Plan shall be debited to the appropriate accounts.

      a. INTEREST-BEARING ACCOUNT. Compensation which a Director has elected to defer into an Interest-Bearing Account shall be credited to the Interest-Bearing Account on the same date that it would otherwise be payable to such Director (the "Deferral Date"). Deferred Amounts carried in this account shall earn interest from the Deferral Date to the date of payment. The Deferred Amount allocated to the Interest-Bearing Account shall be adjusted no less often than quarterly to reflect hypothetical earnings for the quarter equal to the U.S. Government Securities Treasury Constant Maturities with 10 year maturities as of the December 1 of the calendar year preceding the quarter for which the earnings are credited plus 200 basis points, compounded at least annually. Such adjustments shall be made until no amounts remain in the Director's Interest-Bearing Account.

      b. DEFERRED COMPENSATION UNITS ACCOUNT. A Director who has elected to defer compensation into a Deferred Compensation Units Account shall have the amount of such compensation credited to his or her account as of the Deferral Date, and such Deferred Amount shall also be converted into a number of Deferred Compensation Units as of the Deferral Date by dividing the Deferred Amount by the Fair Market Value of the Corporation's Common Stock as of the Deferral Date. For purposes of the Plan, "Fair Market Value" shall mean the fair market value of a share of the Common Stock as of a given date measured as (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Compensation Committee of the Board acting in good faith.


      If Deferred Compensation Units exist in a Director's account on a dividend record date for the Common Stock, Dividend Equivalents shall be credited to the Director's account on the corresponding dividend payment date, and shall be converted into the number of Deferred Compensation Units which could be purchased, at a price equal to the Fair Market Value of the Common Stock as of such dividend payment date, with the amount of Dividend Equivalents so credited. For purposes of the Amended Plan, "Dividend Equivalent" shall mean an amount equal to the cash dividend payable on any dividend payment date on one share of Common Stock multiplied by the number of Deferred Compensation Units in the Deferred Compensation Units Account as of the dividend record date.


      In the event of any change in the Corporation's Common Stock outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, such equitable adjustments, if any, by reason of any such change, shall be made in the number of Deferred Compensation Units credited to each Director's Deferred Compensation Units Account.


      c. TRANSFERS BETWEEN ACCOUNTS. If and only if permissible under any applicable provisions of Rule 16b-3 as then in effect without affecting a director's disinterested status thereunder, upon advice of counsel, transfers from the Interest-Bearing Account to the Deferred Compensation Units Account may be made at any time requested by the Director on a date specified in a notice to the Corporation; provided, however, that, to the extent necessary for such transfer to qualify for the exemption specified by Rule 16b-3, the date such notice is received by the Corporation must be at least six months (or such other period as Rule 16b-3 may specify) prior to the date specified for such transfer and such transfer shall otherwise comply with any applicable requirements for exemption under Rule 16b-3. No transfers may be made from the Deferred Compensation Units Account to the Interest-Bearing Account.


SECTION 3.2 -- VESTING


      At all times a Director shall have a 100% nonforfeitable right to the amounts credited to his or her accounts.


                                   ARTICLE IV

                                    BENEFITS

SECTION 4.1 -- AFTER STATED PERIOD OR UPON CESSATION OF SERVICE AS DIRECTOR

      The balance in the Interest-Bearing Account, including adjustments that continue to be made pursuant to Article III, shall be paid in cash by the Corporation, and the number of shares of Common Stock equal to the number of Deferred Compensation Units (rounded down to the nearest whole unit) (together, the balance in the

Interest-Bearing Account and the Deferred Compensation Units are referred to as the "Benefit") shall be paid or distributed, as the case may be, to the Director on the January 1 following the number of deferral years elected by the Director (either five or ten) or following the Director's cessation of service as Director for any reason other than death (the date of which shall be referred to as the "Date of Cessation"), in one lump sum or in five substantially equal annual payments with respect to the balance in the Interest-Bearing Account and five substantially equal numbers of shares of Common Stock with respect to Deferred Compensation Units, as selected by a Director. Elections pursuant to this Section shall be made at the same time and in the same manner as election to defer is made pursuant to Section 2.1.


SECTION 4.2 -- UPON DEATH

      In the event of a Director's death, the Corporation shall pay the Benefit, or in the event of a Director's death after commencement of the payment of the Benefit under Section 4.1, the remaining balance of the Benefit, in one lump sum as soon as practicable following the death of the Director or to the Director's Beneficiary.

SECTION 4.3 -- CHANGE IN CONTROL


      In the event of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding common shares of the Corporation are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Corporation or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Corporation's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor (except any such transaction solely for the purpose of changing the Corporation's domicile or which does not change the ultimate beneficial ownership of the equity interests in the Corporation), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, merger or consolidation constituting such change of management or control, the Corporation shall pay the Benefit to the Director in one lump sum. In the transaction giving rise to such change of management or control was approved in advance by a majority of the Board of Directors, payment of the Benefit shall be made at the closing of such transaction. If the transaction giving rise to the change of management or control was not so approved, payment of the Benefit shall be made immediately upon the occurrence of the event or transaction giving rise to the change of management or control.


                                   ARTICLE V

                     AMENDMENT, SUSPENSION, OR TERMINATION

SECTION 5.1 -- AMENDMENT, SUSPENSION, OR TERMINATION

      The Board of Directors may amend, suspend or terminate the Amended Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of the Board of Directors, and only in such manner.

SECTION 5.2 -- NO REDUCTION

      No amendment, suspension or termination shall operate to adversely affect the Benefit otherwise available to a Director if the Director had ceased being a Director as of the effective date of such amendment, suspension, or termination. Any Benefit determined as of such date shall continue to be adjusted as provided in Article III and payable as provided in Article IV.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 6.1 -- BENEFICIARY


      "Beneficiary" shall mean any one or more persons, corporation, trusts, estates, or any combination thereof, last designated by a Director to receive the Benefit provided under this Amended Plan. Any designation made hereunder shall be revocable, shall be in writing either on a facsimile of the form annexed hereto as Schedule 1 or in a written instrument containing the information requested in Schedule 1, and shall be effective when delivered to the Corporation at its principal office. If the Corporation, in its sole discretion, determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Director's estate.


SECTION 6.2 -- NONASSIGNABILITY

      The interest of any person under this Amended Plan (other than the Corporation) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

SECTION 6.3 -- INTEREST OF DIRECTOR

      The Director and any Beneficiary shall, in respect to accounts and any Benefit to be paid, shall be and remain simply a general unsecured creditor of the Corporation in the same manner as any other creditor having a general claim for compensation, if and when the Director's or Beneficiary's rights to receive payments shall mature and become payable. At no time shall the Director be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to, any Common Stock or investments which represent amounts credited to the Interest-Bearing Account.

SECTION 6.4 -- WITHHOLDING


      The Corporation shall have the right to deduct or withhold from the Benefits paid under this Amended Plan or otherwise all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Amended Plan.


SECTION 6.5 -- FUNDING

      This Amended Plan shall not be a funded plan. The Corporation shall not set aside any funds, or make any investments or set aside Common Stock, for the specific purpose of making payments under the Amended

Plan. All Benefits paid under the Amended Plan shall be paid from the general assets of the Corporation. Benefits payable under the Amended Plan may be reflected on the accounting records of the Corporation, but such accounting shall not be construed to create or require the creation of a trust, custodial or escrow account.


SECTION 6.6 -- EXCLUSIVITY OF PLAN

      This Amended Plan is intended solely for the purpose of deferring compensation to the Directors to the mutual advantage of the parties. Nothing contained in this Amended Plan shall in any way affect or interfere with the right of a Director to participate in any other benefit plan in which he or she may be entitled to participate.

SECTION 6.7 -- NO RIGHT TO CONTINUED SERVICE

      This Amended Plan shall not confer any right to continued service on a Director.

SECTION 6.8 -- NOTICE

      Each notice and other communication to be given pursuant to this Amended Plan shall be in writing and shall be deemed given only when (a) delivered by hand, (b) transmitted by telex or telecopier (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Director at the last known address of such Director (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

SECTION 6.9 -- CLAIMS PROCEDURES

      If a Director or the Director's Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Corporation. The Corporation shall establish a claims procedure under which:

             (a) the Corporation shall be required to provide adequate notice in writing to the Director or the Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Director or the Beneficiary; and


             (b) the Corporation shall afford a reasonable opportunity to the Director or the Beneficiary whose claim for Benefits has been denied for a full and fair review by the Corporation of the decision denying the claim.


SECTION 6.10 -- ILLINOIS LAW CONTROLLING

      This Amended Plan shall be construed in accordance with the laws of the State of Illinois.

SECTION 6.11 -- BINDING ON SUCCESSORS

      This Amended Plan shall be binding upon the Directors and the Corporation, their heirs, successors, legal representatives and assigns.

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                                    IDEX CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/


     [                                                                                              ]

1.  ELECTION OF DIRECTORS--     FOR    WITHHOLD    FOR ALL (Except Nominee(s) written below)
    Class 1. Donald N. Boyce,    //        //         //      ____________________________________________________
    Richard E. Heath and
    Henry R. Kravis.

2.  APPROVAL OF 1996 STOCK      FOR     AGAINST    ABSTAIN     5.  PROPOSAL TO APPROVE THE           FOR     AGAINST    ABSTAIN
    PLAN FOR OFFICERS            //        //         //           SELECTION OF DELOITTE &           //        //          //
    OF IDEX CORPORATION.                                           TOUCHE LLP AS AUDITORS OF
                                                                   THE COMPANY
3.  APPROVAL OF AMENDED AND     FOR     AGAINST    ABSTAIN
    RESTATED IDEX                //        //         //       6.  In their discretion, the Proxies are authorized to vote upon
    CORPORATION DIRECTORS                                          such other business as may properly come before the meeting.
    DEFERRED COMPENSATION PLAN.
                                                               Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as
4.  APPROVAL OF AMENDMENT TO    FOR     AGAINST    ABSTAIN     executor, administrator, trustee or guardian, please give full
    RESTATED                     //        //         //       title as such. If a corporation, please sign in full corporate name
    CERTIFICATE OF                                             by President or other authorized officer.  If a partnership
    INCORPORATION.                                             please sign in partnership name by authorized person.

                                                                                      Dated: _______________________1996

This proxy when properly executed will be voted in the       ___________________________________________________________
manner directed herein by the undersigned stockholder.       Signature
If no direction is made, this proxy will be                  ___________________________________________________________
voted FOR Proposals 1, 2, 3, 4 and 5.                        Signature if held jointly

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
                               PROXY                     IDEX CORPORATION                     PROXY
                                                          630 DUNDEE ROAD
                                                    NORTHBROOK, ILLINOIS 60062

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersiged hereby appoints Donald N. Boyce, Clifton S. Robbins, Wayne P. Sayatovic and Michael T. Tokarz and each of them, as
Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 12, 1996, at the Annual Meeting of shareholders to be held on March 26, 1996, or at any adjournment thereof.

                                                                                 PLEASE MARK, SIGN, DATE AND
                                                                                   RETURN THE PROXY CARD
                                                                                     PROMPTLY USING THE
                                                                                     ENCLOSED ENVELOPE.

                                                                                 (Continued and to be signed
                                                                                       on reverse side.)

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2785--IDEX Corporation